UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2023

Bite Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40055	85-3307316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 N. State Street Chicago, IL	60654
(Address of principal executive offices)	(Zip Code)

(347) 685-5236
(Registrant’s telephone number, including area code)

30 West Street, No. 28F

New York, New York 10004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of common stock, par value $0.0001 per share and one-half of one warrant	BITE.U	NYSE American LLC

Common stock, par value $0.0001 per share	BITE	NYSE American LLC

Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	BITE WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2023, Bite Acquisition Corp. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). As approved by its stockholders at the Special Meeting, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter”) with the Delaware Secretary of State on August 10, 2023 (the “Charter Amendment”), to (i) extend the date by which the Company has to consummate a business combination from August 17, 2023 (the “Termination Date”) to up to February 17, 2024, or such earlier date as determined by the Company’s board of directors (the “Board”), (ii) remove the Conversion Limitation (as defined in the Charter) to allow the Company to redeem public shares notwithstanding the fact that such redemption would result in the Company having net tangible assets of less than $5,000,001, and (iii) allow the Company to remove up to $100,000 of interest earned on the amount on deposit in the Company’s trust account prior to redeeming the public shares in connection with the liquidation and dissolution of the Company in order to pay dissolution expenses. The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 10, 2023, the Company held the Special Meeting. On June 26, 2023, the record date for the Special Meeting, there were 8,638,815 shares of common stock outstanding and entitled to be voted at the special meeting, approximately 95% of which were represented in person or by proxy at the Special Meeting.

The final results for each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

1. Charter Amendment Proposal

The stockholders approved the proposal to amend the Company’s Charter to (i) extend the date by which the Company has to consummate an initial business combination from August 17, 2023 to February 17, 2024, by electing to extend the date to consummate an initial business combination on a monthly basis for up to six times by an additional one month each time after August 17, 2023, until February 17, 2024, or a total of up to six months after August 17, 2023, or such earlier date as determined by the Board, unless the closing of the Company’s initial business combination shall have occurred, provided that Smart Dine, LLC (or its affiliates or designees) will deposit into the Company’s trust account $75,000 for each such one-month extension unless the closing of the Company’s initial business combination shall have occurred in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination, (ii) remove the Conversion Limitation (as defined in the Charter) to allow the Company to redeem public shares notwithstanding the fact that such redemption would result in the Company having net tangible assets of less than $5,000,001, and (iii) allow the Company to remove up to $100,000 of interest earned on the amount on deposit in the Company’s trust account prior to redeeming the public shares in connection with the liquidation and dissolution of the Company in order to pay dissolution expenses. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
7,619,471	302	0	567,468

2. Director Proposal

The stockholders approved the proposal to re-elect two directors, Joseph C. Essa and Julia A. Stewart, to serve as Class II directors on the Board until the third annual meeting of stockholders following the Special Meeting or until their successors are elected and qualified. The voting results were as follows:

NAME	FOR	WITHHOLD	BROKER NON- VOTES
Joseph C. Essa	7,617,880	1,893	567,468
Julia A. Stewart	7,619,471	102	567,468

3. Auditor Proposal

The stockholders approved the proposal to ratify the selection by the Company’s Audit Committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
8,187,139	100	2	0

Item 8.01. Other Events.

In connection with the votes to approve the proposals above, the holders of 120,637 shares of common stock of the Company properly exercised their right to redeem their shares for cash.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Bite Acquisition Corp., dated August 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITE Acquisition Corp.

By:	/s/ Alberto Ardura González
	Name:	Alberto Ardura González
	Title:	Chief Executive Officer and Chairman of the Board

Date: August 11, 2023